                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Tremont Advisers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             TREMONT ADVISERS, INC.


                          NOTICE OF 2001 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT






TUESDAY, JUNE 12, 2001
AT 2:00 P.M.
AT THE OFFICES OF
TREMONT ADVISERS, INC.
CORPORATE CENTER AT RYE
555 THEODORE FREMD AVENUE
SUITE C-206
RYE, NEW YORK 10580

                             TREMONT ADVISERS, INC.
                             CORPORATE CENTER AT RYE
                     555 THEODORE FREMD AVENUE - SUITE C-206
                               RYE, NEW YORK 10580



                                                                     May 4, 2001


Dear Shareholder:

                  On behalf of the Board of Directors and management, I cordially invite you to attend the 2001 Annual Meeting of Shareholders to be held on Tuesday, June 12, 2001 at 2:00 p.m. Eastern Daylight Time, at the offices of Tremont Advisers, Inc. (the "Company") at Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C-206, Rye, New York 10580.

                  The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

                  In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

                  It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the self-addressed envelope provided.


                                                         Sincerely,


                                                         Sandra L. Manzke
                                                         Chairman of the Board

                             TREMONT ADVISERS, INC.
                             CORPORATE CENTER AT RYE
                     555 THEODORE FREMD AVENUE - SUITE C-206
                               RYE, NEW YORK 10580



                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Tremont Advisers, Inc.:

                  Notice is hereby given that the 2001 Annual Meeting of Shareholders of Tremont Advisers, Inc. (the "Company") will be held at the offices of the Company, located at Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C-206, Rye, New York 10580 on Tuesday, June 12, 2001 at 2:00 p.m. Eastern Daylight Time for the following purposes:

         1. To elect eight (8) Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2002 Annual Meeting of Shareholders.

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock, $0.01 par value per share, from 10,000,000 shares to 20,000,000 shares.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2001.

         4. To transact such other business as may properly come before the meeting.

                  Shareholders of record at the close of business on April 27, 2001 are the only shareholders entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders and any adjournments thereof.

                  WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

By order of the Board of Directors


Suzanne S. Hammond
Secretary and Treasurer

May 4, 2001

                             TREMONT ADVISERS, INC.
                             CORPORATE CENTER AT RYE
                     555 THEODORE FREMD AVENUE - SUITE C-206
                               RYE, NEW YORK 10580

                                                                     May 4, 2001

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tremont Advisers, Inc., a Delaware corporation (the "Company") to be used at the 2001 Annual Meeting of Shareholders (the "2001 Annual Meeting") to be held at the Company's offices located at Corporate Center at Rye, 555 Theodore Fremd Avenue, Suite C-206, Rye, New York 10580 on Tuesday, June 12, 2001 at 2:00 p.m. Eastern Daylight Time, and all adjournments thereof.

         The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company's 2000 Annual Report, including financial statements, the Proxy Statement and form of proxy/voting instruction card (the "proxy card" or "proxy") are being mailed to the Company's shareholders of record at the close of business on April 27, 2001. These documents shall be mailed on or about May 4, 2001.

         A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to such proxy are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such instructions. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR Proposals No. 1, No. 2 AND No. 3.
                                   ---

OUTSTANDING VOTING SECURITIES

         Only shareholders of record at the close of business on April 27, 2001 are entitled to vote at the 2001 Annual Meeting. On that day, there were 1,734,386 shares of Class A Common Stock outstanding (each share being entitled to four (4) votes or, in the aggregate, 6,937,544 votes) and 5,127,990 shares of Class B Common Stock outstanding (each share being entitled to one (1) vote or, in the aggregate, 5,127,990 votes). Thus, a total of 12,065,534 votes may be cast.

         If a quorum is present, in person or by proxy, all elections for Directors shall be decided by plurality of the votes cast in respect thereof. If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. In accordance with Delaware law, shareholders entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors.

         Abstentions may be specified on all proposals submitted to a shareholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions on the Company's proposal to increase the number of authorized shares of Class B Common Stock or to ratify the appointment of the independent auditors will not have any effect for or against such proposal.

         Brokers holding shares of the Company's Class A Common Stock and/or Class B Common Stock (collectively, the "Common Stock") in street name who do not receive instructions are entitled to vote on the election of Directors, the increase in the number of authorized shares of Class B Common Stock and the ratification of the appointment of the independent auditors. Under applicable Delaware law, "broker non-votes" on any other non-routine proposal (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) would not be considered entitled to vote on that proposal and would not be counted in determining whether such proposal receives a majority of the shares cast in respect thereof.

SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders' proposals intended to be presented at the 2002 Annual Meeting of Shareholders (the "2002 Annual Meeting") must be received by the Company no later than January 15, 2002 in order to be included in the Company's proxy statement and form of proxy for that meeting.

         EXECUTION OF THE ACCOMPANYING PROXY CARD WILL NOT AFFECT A SHAREHOLDER'S RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE THE PROXY IS VOTED.

PROPOSAL NO. 1.

ELECTION OF DIRECTORS

         Eight (8) directors will be elected at the 2001 Annual Meeting to serve for a term of one year, until the 2002 Annual Meeting and until their successors have been duly elected and have qualified. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors of the Company whose terms of office will continue after the 2001 Annual Meeting are listed below.

         SANDRA L. MANZKE, 53, is the Company's Chairman of the Board and has served as a director of the Company since 1987. Prior to becoming Chief Executive Officer in May 1994, Ms. Manzke served as the Company's President. Ms. Manzke is now the Co-Chief Executive Officer of the Company and also serves as Chairman of the Board of Directors and President of Tremont Partners, Inc. ("TPI") and as a director of Tremont (Bermuda) Limited ("TBL").

         ROBERT I. SCHULMAN, 55, is the Company's President and has been since joining the Company in May 1994. Until August 2000, he also served as the Company's Chief Operating Officer. At that time he was appointed Co-Chief Executive Officer of the Company with Ms. Manzke. He has been a Director of the Company since October 1993. As of June 1994, Mr. Schulman became President, Chief Executive Officer and a Director of Tremont Securities, Inc. In July 1998, Mr. Schulman became President of both Tremont Investment Management, Inc. and Tremont Futures, Inc. Prior to May 31, 1994, he was Executive Vice President, Director of Products & Services at Smith Barney Shearson. Mr. Schulman began his career in 1969 as an Account Executive trainee with E.F. Hutton & Co., Inc., becoming the assistant branch manager of its Columbus Circle, New York City branch. Subsequently, Mr. Schulman served as Vice President and Regional Options and Futures Director of the Atlantic Region, Senior Vice President and National Director of Leveraged Products, and as Executive Vice President of all product sales at E.F. Hutton & Co., Inc. He has served on the NYSE Derivative Product Committee, CBOE Retail Advisory Council, NASD Options and Derivative Product Committee, Board of the New York Futures Exchange and the NYSE Option Specialist Allocation Committee. Mr. Schulman is a member of the committee which administers the Company's 1998 Stock Option Plan (the "Plan administration committee"). He currently serves on the boards of directors of two non-public companies, the Lockwood Financial Group, Ltd. and M-Power, Inc.

         JOHN L. KEELEY, JR., 60, has been a Director of the Company since January 1994. Mr. Keeley is President, Treasurer and a director of Keeley Investment Corporation, a registered broker-dealer. He has held these positions since 1977. He is also President and a Director of Keeley Asset Management Corporation, a registered investment advisor and of Keeley Small Cap Value Fund, Inc., an open-end mutual fund. He is the general partner of various investment partnerships and an officer of the John L. Keeley, Jr. Foundation. Mr. Keeley became a Director of the Marquette National Corporation in 1994. Mr. Keeley is a member of the Company's Audit Committee and the Plan administration committee.

         JIMMY L. THOMAS, 59, has been a Director of the Company since November 1994. Prior to retiring in 1998, Mr. Thomas was Senior Vice President - Financial Services and Treasurer of Gannett Co., Inc., a position he held since December 1991. Mr. Thomas also serves on the Regional Advisory Board of HSBC Bank USA. Mr. Thomas is a member of the Company's Audit Committee and the Plan administration committee.

         ALAN A. RHEIN, 58, has been a Director of the Company since June 1997. In 1995, he was a founding principal of Lockwood Financial Group Ltd., an investment management consulting firm, and is President and Chief Executive Officer of Lockwood Financial Services, its broker-dealer division. He started his financial services career as an account executive in 1965 with E.F. Hutton & Co. He spent the next 23 years with that firm in a variety of positions from Account Executive, Branch Manager to Executive Vice President in charge of the Atlantic Region. In 1986, Mr. Rhein was elected to the Board of Directors of E.F. Hutton & Co. After the Shearson Lehman takeover of E.F. Hutton, Mr. Rhein was promoted to Group President. In 1993, Mr. Rhein was recruited by Prudential Securities to serve as Executive Vice President in charge of their entire Retail Branch System. Mr. Rhein is Chairman of the Company's Audit Committee and a member of the Plan administration committee.

         RICHARD E. O'BRIEN, 43, has been a Director of the Company since June 1998. He has been the Vice President, Secretary and General Counsel of Mutual Risk Management Ltd., the indirect holder of Class B Common Stock equal to approximately 20% of the aggregate of the Company's outstanding Class A Common Stock and Class B Common Stock, since March 1995. From 1990 until 1995 Mr. O'Brien was a partner in Dunnington, Bartholow & Miller, a law firm located in New York City. Mr. O'Brien is a member of the Plan administration committee.

         NICOLA MEADEN, 41, has been a Director of the Company since June 1999. Ms. Meaden is a Managing Director of the Company and is the founder and Chief Executive Officer of Tremont TASS (Europe) Limited ("TASS"). Prior to establishing TASS in 1990, Ms. Meaden worked for the London-based commodity and futures brokerage company Gourlay Wolff where she was responsible for developing and managing its managed futures department, including launching and managing multi-manager offshore funds.

         BRUCE D. RUEHL, 40, has been a Director of the Company since June 1999. He is a Managing Director of the Company and its Chief Investment Strategist, and is responsible for all manager research activities. Prior to joining the Company in 1993, Mr. Ruehl was a vice president and principal of Reliance Properties, Inc. where he advised private real estate partnerships investing in bank and RTC-owned properties. Previously, he was with Shearson Lehman's Consulting Services Department as Vice President and National Product Manager overseeing proprietary manager investment activities and new products and, before that, was with Brown Brothers Harriman & Co.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE SLATE OF DIRECTOR-NOMINEES. THE VOTE REPRESENTING A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE, CAST IN PERSON OR BY PROXY AT THE 2001 ANNUAL MEETING, IS REQUIRED TO ELECT EACH OF THE DIRECTORS.

THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. Regular meetings of the Board of Directors were held each quarter during 2000. Members of the Board of Directors are kept informed of the Company's business through various documents and reports provided by the Chairman and other corporate officers, and by participating in Board of Directors and committee meetings. Each Director has access to all books, records and reports of the Company, and members of management are available at all times to answer their questions. The Board of Directors has an Audit Committee and the Plan administration committee, and intends to consider the establishment of a Disclosure Policy Committee to oversee the Company's compliance with Regulation Fair Disclosure, adopted by the Securities and Exchange Commission in August 2000.

         The Board of Directors held four meetings in 2000. Each Director attended all of the meetings of the Board of Directors (except for two Directors who each missed one meeting). Directors who are not employees of the Company received $5,000 for each Board of Directors meeting attended and $2,500 for each telephonic Board Meeting in which they participate. Each Director is reimbursed for out-of-pocket expenses.

         The Audit Committee is comprised of Messrs. Rhein, Keeley and Thomas, all of whom are independent directors. Information regarding the functions performed by the Audit Committee and the number of meetings held during the fiscal year is set forth in the "Report of the Audit Committee" below. The Audit Committee must recommend the Company's financial statements for a particular period to the Board of Directors before the Company may include them in any report filed with the Securities and Exchange Commission. The Audit Committee is governed by, and performs such other duties as are set forth in, its written charter approved by the Board of Directors, a copy of which is included as Appendix A hereto. The charter is in compliance with all of the requirements of the Nasdaq Marketplace Rules. All members of the Audit Committee attended all of its meetings. Directors do not receive any additional compensation for serving on the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

         Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's 2000 Annual Report with management and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2000.

         When the Committee met with the independent auditors, the members of the Committee reviewed and discussed their judgments as to the quality and acceptability of the Company's accounting principles and the auditors' independence from the Company and its management. In this connection, the Committee considered the compatibility of non-audit services provided to the Company by the auditors with the auditors' independence. The Committee and the auditors also discussed the overall scope and plans for their respective audits and such other matters as are required to be discussed by them under generally accepted auditing standards and by the Independence Standards Board.

         In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission. The Board approved this recommendation. The Committee and the Board also appointed, subject to shareholder approval, the Company's independent auditors for fiscal year 2001.

Alan A. Rhein, Audit Committee Chairman
John L. Keeley, Jr., Audit Committee Member
Jimmy L. Thomas, Audit Committee Member

March 7, 2001

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of their holdings of and transactions in the Company's stock with the Securities and Exchange Commission (the "SEC"). Based on the Company's records and the directors and executive officers' representations to the Company, the Company believes that during fiscal 2000 these requirements were met, except Robert I. Schulman filed a late report as a result of a problem related to the SEC's electronic filing procedures. That filing reported a total of six sale transactions that occurred in November 2000.

OWNERSHIP OF SHARES

          The table set forth on the following page contains information relating to the beneficial ownership of Common Stock by members of the Board of Directors, by each of the executive officers listed in the Summary
Compensation Table, by the Directors and the executive officers as a group, and by certain other beneficial owners as of February 28, 2001. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed. The following information has been furnished to the Company or is based on Schedules 13D, or any amendments thereto, received by the Company as filed with the SEC.

          The information set forth in the table has been adjusted to reflect the impact of the five-for-four stock split effected on August 8, 2000.

                              STOCK OWNERSHIP TABLE


                                                        NUMBER OF SHARES
                                                        ----------------
                                                             OWNED                          % OF
                                                             -----                          ----
NAME AND ADDRESS OF BENEFICIAL OWNER                CLASS A          CLASS B       CLASS A        CLASS B
------------------------------------                -------          -------       -------        -------
Sandra L. Manzke (1)                                256,089          599,648          15%            12%
555 Theodore Fremd Avenue
Rye, New York

Robert I. Schulman (2)                               12,180          521,658           *             10%
555 Theodore Fremd Avenue
Rye, New York

Barry H. Colvin (3)                                      --           43,325           *              1%
555 Theodore Fremd Avenue
Rye, New York

Nicola Meaden (4)                                        --          384,592           *              7%
Charter House
13-15 Carteret Street
London, England

John L. Keeley, Jr. (5)                             107,379          560,349          6%             11%
401 South LaSalle Street
Chicago, Illinois

Alan Rhein (6)                                           --           53,905           *              1%
405 Park Avenue
New York, New York

Jimmy L. Thomas (7)                                      --           81,250           *              2%
205 Fox Meadow Drive
Orchard Park, New York 14127

Bruce D. Ruehl (8)                                    5,992          187,076           *              4%
555 Theodore Fremd Avenue
Rye, New York

Mario J. Gabelli (9)                                694,143          306,040          39%             6%
Gabelli Asset Management Inc.
555 Theodore Fremd Avenue
Rye, New York

Brighton Communications Corporation (10)                 --          170,063           *              3%
401 Theodore Fremd Ave.
Rye, New York

Legion Insurance Company (11)                            --        1,351,536           *             26%
One Logan Square
Philadelphia, PA

Directors and Officers as a group:                  408,507        2,543,777          24%            49%


-----------------
* Less than one percent.

(1) Includes 60,377 shares of Class A Common Stock and 67,851 shares of Class B Common Stock owned by the Tremont Advisers, Inc. Savings Plan (the "Savings Plan") over which Ms. Manzke has investment discretion and 64,687 shares of Class B Common Stock subject to currently exercisable stock options and/or stock options exercisable within 60 days after February 28, 2001 (collectively, the "Currently Exercisable Options").

(2) Includes 12,180 shares of Class A Common Stock and 13,208 shares of Class B Common Stock owned by the Savings Plan over which Mr. Schulman has investment discretion and 162,812 shares of Class B Common Stock subject to Currently Exercisable Options.

(3) Includes 40,625 shares of Class B Common Stock subject to Currently Exercisable Options

(4) Includes 284,327 shares of Class B Common Stock subject to Currently Exercisable Options.

(5) Includes 31,250 shares of Class B Common Stock owned by Mr. Keeley's wife, 14,062 shares of Class B Common Stock owned by the John L. Keeley Jr. Foundation, 54,687 shares of Class B Common Stock owned by the KIC Profit Sharing Plan & Trust, 54,687 shares of Class B Common Stock owned by the KIC Pension Plan & Trust, 102,675 shares of Class B Common Stock owned by Kamco Limited Partnership No. 1 and 30,802 shares of Class B Common Stock owned by JGJ Partnership. Mr. Keeley is deemed to have beneficial ownership of the foregoing. Also includes 14,062 shares of Class B Common Stock subject to Currently Exercisable Options.

(6) Includes 22,656 shares of Class B Common Stock subject to Currently Exercisable Options.

(7) Includes 3,125 shares of Class B Common Stock subject to Currently Exercisable Options.

(8) Includes 5,992 shares of Class A Common Stock and 2,140 shares of Class B Common Stock owned by the Savings Plan over which Mr. Ruehl has investment discretion and 29,687 shares of Class B Common Stock subject to Currently Exercisable Options.

(9) Includes 407,465 shares of Class A Common Stock and 3,540 shares of Class B Common Stock owned by a family partnership over which Mr. Gabelli has sole voting power and investment power. Includes 22,800 shares of Class A Common Stock owned by a family foundation over which Mr. Gabelli has voting and investment power, of which Mr. Gabelli disclaims beneficial ownership. Includes 47,067 shares of Class A Common Stock subject to a voting agreement appointing Mr. Gabelli proxy with the power to vote such shares, which voting agreement expires in June 2001. Does not include shares listed elsewhere in this table which are held by Brighton Communications Corporation ("Brighton"), of which Mr. Gabelli specifically disclaims beneficial ownership. Mr. Gabelli is the principal shareholder, as well as the Chairman of the Board and Chief Executive Officer, of Gabelli Asset Management Inc. ("GAMI"), the ultimate parent company for a variety of operating companies engaged in various aspects of the securities business, including Gabelli Securities, Inc. ("GSI"), a majority-owned subsidiary of GAMI; and Gabelli & Company, Inc. ("Gabelli & Company"), a wholly-owned subsidiary of GSI and a registered broker-dealer. Mr. Gabelli is also Chairman of the Board and Chief Executive Officer of Gabelli Group Capital Partners, Inc. ("GGCP"), which owns approximately 80% of the common stock of GAMI. Acting in these capacities, Mr. Gabelli has the authority for making voting and investment decisions on behalf of GGCP and GSI and, therefore, may be deemed to be the beneficial owner of shares of the Company owned by or held in accounts of GGCP and GSI. Of the remaining shares of Class A Common Stock owned by Mr. Gabelli and affiliates of Gabelli, 52,390 shares are held by GSI and 282 shares are held by GGCP.

(10) Mr. Gabelli is Chairman of the Board and Chief Executive Officer of Brighton, and he and his affiliates and their clients are principal shareholders of Lynch Corporation ("Lynch"). Mr. Gabelli may be deemed to be a beneficial owner of the shares of the Company owned by Brighton, a subsidiary of Lynch, by virtue of his and certain affiliated parties' significant beneficial ownership of the common stock of Lynch. Mr. Gabelli, however, specifically disclaims beneficial ownership of all of the shares of the Company's Common Stock held by Brighton.

(11) Mutual Risk Management, Ltd.'s ("MRM") wholly-owned subsidiary, MGL Investment, Ltd., purchased these shares during 1997 and 1999. These shares were transferred, effective December 31, 1999, to Legion Insurance Company, another of MRM's wholly-owned subsidiaries.

EXECUTIVE COMPENSATION

         The following table sets forth the annual, long-term and other compensation for the officer serving as the Company's Chairman of the Board of Directors and Co-Chief Executive Officer (the "Chairman"), as well as the Company's four highest paid executive officers other than the Chairman, including the President and Co-Chief Executive Officer (collectively, the "Named Executives"), during the Company's last three fiscal years.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Long Term Compensation
                                                                              -----------------------------------------------------
                                               Annual Compensation                     Awards             Payouts
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Other
                                                                    Annual    Restricted    Securities
                                                                    Compen-     Stock       Underlying      LTIP
                                                                    sation     Award(s)      Options/      Payout    All Other
Name and Principal Position     Year     Salary($)   Bonus($)(1)     ($)         ($)          SARs(#)        ($)    Compensation($)
-----------------------------------------------------------------------------------------------------------------------------------
Sandra L. Manzke                2000      391,400      450,000        -            -           12,500          -            -
Chairman and Co-Chief           1999      380,000      372,000        -            -           13,750          -        58,275(2)
Executive Officer               1998      373,000      310,000        -            -              -            -            -
-----------------------------------------------------------------------------------------------------------------------------------
Robert I. Schulman              2000      352,300      405,000        -            -           12,500                  945,600(3)
President and                   1999      342,000      334,800        -            -           12,500          -        58,275(2)
Co-Chief Executive Officer      1998      335,700      279,000        -            -              -            -       295,000(3)
-----------------------------------------------------------------------------------------------------------------------------------
Barry H. Colvin                 2000      228,100      200,000        -            -           100,000         -        45,800(2)
Chief Operating Officer         1999       38,400      100,000        -            -           31,250          -            -
                                1998         -            -           -            -              -            -            -
-----------------------------------------------------------------------------------------------------------------------------------
Bruce D. Ruehl                  2000      220,800      200,000        -            -           50,000          -            -
Chief Investment Strategist     1999      155,000      125,000        -            -            6,250          -        33,300(2)
                                1998      150,000      150,000        -            -            6,250          -            -
-----------------------------------------------------------------------------------------------------------------------------------
Nicola Meaden                   2000      183,300      200,000        -            -           48,000          -            -
Chief Executive Officer -       1999      125,000       90,000        -            -            6,250          -        33,300(2)
Tremont (TASS) Europe           1998         -             -          -            -              -            -            -
Limited
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------

(1) A portion of the bonuses for Ms. Manzke, Mr. Schulman, Mr. Ruehl, Mr. Colvin and Ms. Meaden which accrued in 1999 were actually paid in 2000. These amounts were $150,000, $135,000, $30,000, $20,000 and $32,200, respectively. A portion of the bonuses for Ms. Manzke, Mr. Schulman and Mr. Ruehl which accrued in 1998 were actually paid in 1999. These amounts were $105,000, $94,500, and $30,000, respectively.

(2) Value of FITX common stock distributed as a bonus to the employee.

(3) Represents compensation as a result of the exercise of certain stock options.

OPTION GRANTS IN LAST FISCAL YEAR

         Presented below is information respecting options to purchase the Company's Class B Common Stock (the "Options") granted to the Named Executives during 2000.

                                                   Percent of Total Options
                         Number of Securities      Granted to Employees in     Exercise or Base Price
Name                      Underlying Options             Fiscal Year                  ($/sh)               Expiration Date
----------------------------------------------------------------------------------------------------------------------------
Sandra L. Manzke              12, 500                       4%                        $11.55               December 6, 2005

Robert I. Schulman            12, 500                       4%                         10.50               December 6, 2005

Barry H. Colvin               100,000                       31%                        10.50               December 6, 2005

Bruce D. Ruehl                 50,000                       16%                        10.50               December 6, 2005

Nicola Meaden                  48,000                       15%                        10.50               December 6, 2005

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         Presented below is information respecting Options exercised by each of the Named Executives during 2000 and the unexercised Options held by them as of December 31, 2000.

                                                                      Number of
                                                                Securities Underlying
                                                                Unexercised Options at         Value of Unexercised In-the-
                      Shares Acquired on                          December 31, 2000          Money Options at December 31, 2000
Name                       Exercise         Value Realized     Exercisable/Unexercisable         Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Sandra L. Manzke               -                   -                64,687         16,250        $546,700        $25,800

Robert I. Schulman          120,000            $945,600            162,812         15,625      $1,621,300        $38,600

Barry H. Colvin                -                   -                40,625         90,625         $98,900       $172,600

Bruce D. Ruehl                 -                   -                29,687         40,625        $148,500        $67,700

Nicola Meaden                  -                   -               271,389         52,064      $1,670,500        $96,200

EMPLOYMENT CONTRACTS

         Both the Company's Chairman of the Board and Co-Chief Executive Officer, Sandra L. Manzke, and the Company's President and Co-Chief Executive Officer, Robert I. Schulman, entered into amendments dated as of December 6, 2000 to their respective employment agreements with the Company. Their amended agreements expire on December 31, 2001 and will be automatically renewed from year to year unless terminated in a timely manner.

         Ms. Manzke is entitled to a minimum annual salary of $420,000 and a bonus determined by the Board of Directors. Mr. Schulman is entitled to a minimum annual salary of $378,000 and a bonus determined by the Board of Directors; however, in no event may Mr. Schulman's salary or bonus in any year be less than 90% of Ms. Manzke's salary and bonus for that year.

         Ms. Manzke's employment may be terminated due to illness, disability or other incapacity if she is unable to perform her duties for a period of 90 consecutive days. If her employment is so terminated, she will receive her base salary and accrued bonus until December 31, 2001. In the event of her death, her right to compensation ceases immediately. In the event of the termination of Ms. Manzke's employment for any reason, including death, the Company has the option, exercisable within 90 days after the termination, to acquire all of her stock in the Company for a price equal to its market value on the date of termination. Ms. Manzke has agreed that she will not sell or dispose of her stock in the Company without first offering to sell the stock to the Company at a price equal to its then market value.

         If Mr. Schulman is disabled or his employment is terminated by the Company without cause or by him with cause, he will receive his base salary and accrued bonus until December 31, 2001. If his employment is terminated by the Company with cause or by him without cause, or in the event of his death, his right to compensation ceases immediately.

         Upon executing his employment agreement in 1994, Mr. Schulman was granted options to purchase 439,647 shares of the Company's Class B Common Stock at an exercise price of $1.12 per share, the then current fair market value. 114,375 of these options, all of which are fully vested and will expire on the anniversary of the grant date in 2001, remain unexercised. If Mr. Schulman's employment is terminated for any reason, including the expiration of the employment agreement, any unvested options will lapse; vested but unexercised options will remain outstanding and exercisable under the original terms and conditions, subject to an option in favor of TPI to purchase all of Mr. Schulman's stock no later than seven days after the date of termination for a per share price equal to the best bid price on the date of termination and the purchase price for each option shall be the greater of (i) $1.12 or (ii) the amount of the best bid price for a share of Common Stock on the date of termination less $1.12. Mr. Schulman has agreed that he will not dispose of the Class B Common Stock he acquires pursuant to the options or the unexercised options without first offering them to TPI for the per share price applicable in the case of the termination of his employment.

         In August 2000, the Company's Chief Operating Officer, Barry H. Colvin, entered into an employment agreement with the Company that expires on January 1, 2002. Mr. Colvin is entitled to a minimum salary of $275,000 and an annual bonus of at least $200,000 if he is employed by the Company on the date that the Company usually pays annual performance bonuses. The Company may terminate Mr. Colvin's employment without cause at any time. In that event, he will receive severance equal to the balance of the compensation due to him through December 31, 2001, but benefits and any other employee entitlements will cease as of the date of termination. If Mr. Colvin terminates his employment before January 1, 2002, then, within 15 days after his last day of employment, he must pay the Company $50,000 for the time, opportunity loss, cost of securing his replacement, absence of continuity and the adverse impact on customers and employees caused by his departure.

INDEMNIFICATION FOR CERTAIN LIABILITIES

         The By-Laws of the Company provide that the Company may indemnify its directors and officers to the fullest extent permitted by the laws of the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgment, fines and amounts paid in settlement) incurred by them in any action, suit or proceeding arising out of certain of their actions or omissions in their capacities as directors or officers. Article Seven of the Company's Restated Certificate of Incorporation provides that, with certain exceptions, no director of the Company may be liable to the Company for monetary damages as a result of a breach of his fiduciary duties as a director. The Company has acquired directors' and officers' liability insurance for its directors and officers.

         The Delaware Supreme Court has held the directors' duty of care to a corporation and its shareholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware General Corporation Law permits a corporation through its certificate of incorporation to exonerate its directors from personal liability to the corporation or its shareholders for monetary damages for a breach of their fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit. As noted above, the Company's Restated Certificate of Incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. This limitation of liability provision does not eliminate a shareholder's right to seek non-monetary, equitable remedies such as an injunction or rescission in order to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

PROPOSAL NO. 2.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED STOCK

         The Board of Directors has adopted a resolution to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 10,000,000 shares to 20,000,000 shares. To effect the proposed change in authorized capital stock, shareholders are being asked to vote upon the proposal that Article FOURTH of the Certificate of Incorporation be amended to read in its entirety as follows:

                  "FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 26,000,000 shares of capital stock, of which amount 1,000,000 shares shall be designated Preferred Stock, $1.00 par value; 5,000,000 shares shall be designated Class A Common Stock, $0.01 par value; and 20,000,000 shares shall be designated Class B Common Stock, $0.01 par value. All cross references in each part of this Article FOURTH refer to other paragraphs in such part unless otherwise indicated."

         If the proposed amendment increasing the authorized number of shares of Class B Common Stock is approved, the additionally authorized shares will be available for issuance by action of the Board of Directors without any further shareholder approval except as may be required by law or under the rules of any stock exchange on which the shares may then be listed. The Company does not anticipate that approval will be necessary for potential issuances that may be made. The shareholders are also being asked to authorize and direct the officers of the Company to execute and file all documents and to do all things necessary to affect the aforesaid amendment. If the proposed amendment to the Certificate of Incorporation is not approved, the Board of Directors may reconsider proposing the matter at some time in the future.

         As of February 28, 2001, 5,127,990 shares of the presently authorized 10,000,000 shares of Class B Common Stock were issued and outstanding. In addition, of these authorized shares, 1,734,386 were reserved for issuance upon exercise of options, including 612,500 shares reserved under the 1998 Stock Option Plan, and for shares into which Class A Common Stock is convertible. As of February 28, 2001, 1,962,691 shares were remaining available for issuance. If the proposed increase of authorized Class B Common Stock is approved, 11,962,691 shares of Class B Common Stock will be available for issuance after reservation is made for the shares issuable upon exercise of options and shares into which Class A Common Stock is convertible as described above.

         The Board of Directors of the Company believes that the proposed increase in the number of shares of authorized Class B Common Stock is appropriate so that shares will be available, if needed, for issuance in connection with future financings, possible acquisitions and for other corporate purposes. The availability of the additional shares will provide the Company with greater flexibility in connection with meeting its future requirements. The Company has no present plan to issue any of these shares.

         THE AFFIRMATIVE VOTE REPRESENTING A MAJORITY OF THE VOTES OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE, CAST IN PERSON OR BY PROXY AT THE 2001 ANNUAL MEETING, IS NECESSARY TO ADOPT THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

PROPOSAL NO. 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the current fiscal year. Fees for the last fiscal year amounted to $183,000 for the annual audit and $151,000 for non-audit services, such as audits required by regulatory bodies, the audit of the Company's employee benefit plan and accounting consulting services.

         Representatives of the firm of Ernst & Young LLP are expected to be present at the 2001 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. THE AFFIRMATIVE VOTE REPRESENTING a MAJORITY OF THE VOTES OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE, CAST IN PERSON OR BY PROXY AT THE 2001 ANNUAL MEETING, IS REQUIRED FOR THE RATIFICATION OF THIS SELECTION.

OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By order of the Board of Directors,

Suzanne S. Hammond
Secretary and Treasurer


Dated:  May 4, 2001

                                   APPENDIX A

                             TREMONT ADVISERS, INC.
                             AUDIT COMMITTEE CHARTER
                             (Approved June 6, 2000)


Organization

         There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

         The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

         In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the audit committee will:

-- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries.

-- Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

-- Review with the independent auditors, the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

-- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

-- Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and the cooperation that the independent auditors received during the course of the audit.

-- Review accounting and financial human resources and succession planning within the company.

-- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

-- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and the independent auditor is responsible for auditing those financial statements. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                             TREMONT ADVISERS, INC.

                                                                Please mark
                                                                your votes as
                                                                indicated in
                                                                this example [X]

1. Election of Directors Duly Nominated:

   Sandra L. Manzke, Robert I. Schulman, John L. Keeley, Jr., Jimmy L. Thomas, Alan A. Rhein, Richard E. O'Brien, Nicola Meaden and Bruce D. Ruehl

                  FOR             WITHHOLD
                  [ ]               [ ]

   (Instruction: To withhold authority to vote for any individual nominee(s) write that nominee's name on the line provided below.)

   _____________________________________________________________________________

2. Approve an Amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 10 million shares to 20 million shares.

                  FOR             AGAINST             ABSTAIN
                  [ ]               [ ]                 [ ]

3. Ratify the Appointment of Ernst & Young LLP as the independent auditors of the Corporation.

                  FOR             AGAINST             ABSTAIN
                  [ ]               [ ]                 [ ]

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature ________________________ Signature ___________________ Date __________

Please sign exactly as name appears on this Proxy. All joint owners must sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed by its president or other authorized officer. PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                             TREMONT ADVISERS, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of Tremont Advisers, Inc. (the "Corporation") hereby appoints Joseph A. Soares and Catherine G. Sweeney, or any one of them (each with the power to act alone and with power of substitution), proxies to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, June 12, 2001, at 2:00 P.M. Eastern Daylight time at the offices of Tremont Advisers, Inc., Corporate Center at Rye, Suite C-206, 555 Theodore Fremd Avenue, Rye, New York, and at any adjournments thereof, all the shares of Class A Common Stock and/or Class B Common Stock of the Corporation to which the undersigned would be entitled to vote if then personally present, upon the matters specified below, and in their discretion, upon such other matters as may properly come before the Annual Meeting, and any adjournments thereof. This proxy hereby revokes any proxies heretofore given.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE SHAREHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED HEREIN FOR DIRECTORS, FOR THE AMENDMENT INCREASING THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.


                (continued and to be signed on the reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE